UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2008

Merix Corporation

(Exact name of registrant as specified in its charter)

Oregon	0-23818	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 8, 2008, the Board of Directors of Merix Corporation (“Merix”) approved a plan to close Merix’s manufacturing facility located in Wood Village, Oregon. Under the plan, Merix will transition production from its Wood Village facility to its manufacturing facility located in Forest Grove, Oregon. Overall Oregon production capacity will be reduced. The decision to close the facility was brought about by a number of factors including the continued migration of traditional Merix business to Merix Asia as well as other Asian based competitors. In addition, continued erosion of Merix’ North American gross margins over the last 6 quarters was a factor in the decision to close the facility. Some of the margin erosion is believed to be caused by the normal cyclicality that is part of the printed circuit board (PCB) industry. Management believes it is in the best interest of the Company to better balance its North American capacity with the underlying demand and is thereby consolidating its North American business into two facilities; one in Forest Grove, Oregon and the other in San Jose, California. Merix expects to fully shut-down the manufacturing operations by March 1, 2008, with full closure of its Wood Village facility by the summer of 2008. The closure of the facility and other restructuring actions will result in the elimination of approximately 180 positions.

Merix expects to incur a charge of approximately $14 million to $18 million in the third and fourth quarters of 2008 relating to the closure of the Wood Village facility as well as other smaller restructuring costs. Included in this amount is approximately $10 million to $12 million related to asset impairments, $0.5 million to $0.8 million related to severance payments, up to $0.2 million related to inventory obsolescence and $0.3 million to $0.8 million related to adjustments to the Asset Retirement Obligation accrual for the Wood Village lease. Merix expects to incur a charge of approximately $2 million to $2.5 million in the fourth quarter of 2008 related to facility lease termination costs.

Statements included in this filing that are not historical in nature, including Merix’s anticipated cost and timing of closing the Wood Village facility, constitute “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: general business and economic conditions; competitive pricing pressures for Merix’s products, changes in other costs; opportunities that may be presented to and pursued by Merix; determinations by regulatory and governmental authorities; the effectiveness, timing and cost of the closure; the ability to achieve other cost reductions and efficiencies; and other risks listed from time to time in Merix’s filings with the Securities and Exchange Commission or otherwise disclosed by Merix. Merix does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)

Date: January 10, 2008	By:	/s/ Kelly Lang
Kelly Lang
Executive Vice President and Chief Financial Officer

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